RESTATED CERTIFICATE OF INCORPORATION

                               OF

               ORANGE AND ROCKLAND UTILITIES, INC.

        Under Section 807 of the Business Corporation Law


     We, the undersigned G. D. CALIENDO and CARLA MEYER LOIS, being respectively a Senior Vice President and the Assistant Secretary of Orange and Rockland Utilities, Inc. (the "Company"), to effect the restatement of the Certificate of Incorporation of the Company, do hereby certify:

1.   The name of the Company is Orange and Rockland Utilities,
     Inc. It was originally incorporated under the name of Rockland Light and Power Company.

2. The Certificate of Incorporation of the Company (being the Certificate of Consolidation dated February 8, 1926, pursuant to which it was organized) was filed in the office of the Secretary of State of the State of New York on May 21, 1926. A Restated Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of New York on February 16, 1961 (hereinafter referred to as the "Certificate of Incorporation").

3. This Restatement of the Certificate of Incorporation of the Company was authorized at a meeting duly held of the Board of Directors of the Company.

4. The entire Certificate of Incorporation of the Company as amended and supplemented and as now in full force and effect is hereby restated, without amendment or change, to read as set forth below.


                  "Certificate of Incorporation
                               of
               Orange and Rockland Utilities, Inc.

  Pursuant to Section 3 of the Transportation Corporations Law.


     FIRST:    The name of the Company is Orange and Rockland
Utilities, Inc. It was originally incorporated under the name of Rockland Light and Power Company. The Company shall be a gas and electric corporation within the meaning of Article 2 of the Transportation Corporations Law and shall have and may exercise all the powers of such a corporation, including all the rights, franchises and privileges of each of the corporations consolidated upon its organization.

     SECOND:   The amount of the capital stock of the Company,
the number and par value of the shares of which it is to consist, the number of shares to be classified, the number of shares to be included in each class, and all of the designations, preferences, privileges and voting powers of the shares of each class, and the restrictions or qualifications thereof are as follows:

     The aggregate number of shares which the Company shall have authority to issue is 52,500,000, of which 1,000,000 shares shall be Cumulative Preferred Stock, issuable in series, of the par value of $100.00 each; 1,500,000 shares shall be Cumulative Preference Stock, issuable in series, without par value; and 50,000,000 shares shall be Common Stock of the par value of $5.00 each.


                          COMMON STOCK

     1. Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Every holder of the Common Stock shall have one vote for each share of such stock held by him for the election of directors and upon all other matters, except as otherwise provided in section 6 hereof.

     No holder of the Common Stock of the Company shall have any preemptive right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company, or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New York.


                   CUMULATIVE PREFERRED STOCK

     Subject to the provisions of section 1 above and the following sections 2 to 8 hereof, the Board of Directors is hereby expressly authorized from time to time, by resolution (hereinafter called an "issue resolution"), to fix before issuance the designations, preferences, privileges and voting powers of the shares of each series of the Cumulative Preferred Stock, and the restrictions or qualifications thereof.

     2. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series. All shares of the Cumulative Preferred Stock of all series, whether created hereby or hereafter created, shall be of equal rank, and all shares of any particular series of the Cumulative Preferred Stock shall be identical. The shares of the Cumulative Preferred Stock of different series may vary as to:

          (a) The annual dividend rate (within such limits as shall be permitted by law) for the particular series, the dividend payment dates and the date from which dividends shall cumulate;

          (b) The redemption price or prices for the particular series and the manner of effecting a redemption;

          (c) The amount or amounts per share for the particular series payable to the holders thereof upon liquidation, dissolution or winding up of the Company;

          (d) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series; and

          (e) The conversion, participating or other special privileges, if any, and the restrictions or qualifications thereof, of the particular series.

     3. The holders of each series of the Cumulative Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the annual dividend rate for the particular series fixed therefor as herein provided, payable quarter-yearly on such dates and cumulative from such dates as shall be determined by the issue resolution for the particular shares.

     Dividends in full shall not be declared and set apart for payment or paid on the Cumulative Preferred Stock of any series for any particular dividend period unless dividends in full have been paid or are contemporaneously declared and set apart for payment on the Cumulative Preferred Stock of all series then outstanding, for all the dividend periods terminating at or before the end of the particular dividend period. When the stated dividends are not paid in full, the shares of all series of the Cumulative Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

     In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative so that, unless dividends on all outstanding shares of each series of the Cumulative Preferred Stock, at the annual dividend rate and from the dates for accumulation thereof, shall have been paid for all past quarter-yearly dividend periods, but without interest on any dividend in arrears, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the Company.

     The holders of the Cumulative Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends above provided for; and whenever such dividends for all past and current quarter-yearly periods shall have been paid or declared and set apart for payment, then dividends (payable in cash, stock or otherwise) may be declared and paid on the Common Stock.

     4. The Company may, by action of its Board of Directors and in the manner hereinafter provided (except as further or different requirements may by issue resolution be made applicable to a particular series of the Cumulative Preferred Stock), redeem the whole or any part of any series of the Cumulative Preferred Stock, at any time or from time to time, by paying in cash the redemption price of the shares of the particular series fixed therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. No Cumulative Preferred Stock shall be called for redemption while any dividend for a past dividend period shall be in arrears on any share of any series of said stock.

     Notice of every such redemption shall, at least thirty and not more than ninety days before the redemption date designated in such notice, be mailed to the holders of record of the shares of the Cumulative Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the Company. In case of the redemption of a part only of any series of the Cumulative Preferred Stock at the time outstanding, the Company shall select the shares to be redeemed by lot or pro rata (subject to adjustment with respect to holdings not susceptible of partial redemption in the exact proportion which the total number of shares being redeemed bears to all the outstanding shares of the series) in such manner as the Board of Directors may determine. The Board of Directors shall have full power and authority, subject to the limitations and provisions contained herein and in the applicable issue resolutions, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Cumulative Preferred Stock shall be redeemed from time to time. The Company shall, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to mail such notice, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, having its principal office in The City of New York, New York, and having capital, surplus and undivided profits aggregating at least $2,000,000, designated in such notice of redemption, and, upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest.

     Any funds held in trust for shares called for redemption shall, at the end of six years from the redemption date of such shares, revert to the Company, which thereafter shall be solely liable to the holder or holders of such shares for the amounts due thereon without interest.

     Nothing herein contained shall limit the right of the Company, so far as permitted by law, to purchase or acquire any shares of the Cumulative Preferred Stock otherwise than by redemption thereof, or to re-sell any shares acquired by redemption or otherwise.

     5. Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of the Company, and after paying or providing for the payment of all creditors of the Company, the holders of each series of the Cumulative Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefore as herein provided, together with a sum in the case of each such share of each series, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon. No payments on account of such distributive amounts shall be made to the holders of any series of the Cumulative Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of the Cumulative Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided.

     The holders of the Cumulative Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts above provided for; but after the Company either pays to the holders of shares of all series of the Cumulative Preferred Stock the full distributive amounts to which they are respectively entitled as aforesaid or provides for such payment, the remaining assets may be divided among and paid to the holders of the Common Stock according to their respective rights and interests.

     Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company.

     6.1. Except as otherwise required by law or by this certificate or by issue resolutions relating to shares of particular series of Cumulative Preferred Stock, the holders of the Cumulative Preferred Stock shall not be entitled to vote at any meeting of stockholders or election or otherwise to participate in any action taken by the Company or by the stockholders thereof. Without limiting the generality of the foregoing, all holders of shares of Cumulative Preferred Stock are hereby specifically excluded from the right to vote in a proceeding:

          (a) For mortgaging the property and franchises of the Company, pursuant to section sixteen of the Stock
               Corporation Law of the State of New York;

          (b) For authorizing any guaranty pursuant to section nineteen of said Law;

          (c) For sale of the franchises and property pursuant to section twenty of said Law;

          (d) For consolidation pursuant to section eighty-six of said Law;

          (e) For voluntary dissolution pursuant to section one hundred five of said Law; or

          (f)  For change of name pursuant to the General
               Corporation Law of the State of New York or pursuant to section thirty-five of the Stock
               Corporation Law.

     6.2. So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Company shall not without the authorizing vote, at a meeting called for the purpose, of the holders of at least two-thirds of the shares of the Cumulative Preferred Stock then outstanding:

          (a) Create or authorize any series of stock (other than a series of the Cumulative Preferred Stock) ranking prior to the Cumulative Preferred Stock as to dividends or in liquidation, or create or authorize any obligation or security convertible into shares of stock of any such series; or

          (b) Amend, alter, change or repeal any of the terms of the Cumulative Preferred Stock or of any series of the Cumulative Preferred Stock then outstanding so as to affect the holders of such shares adversely; provided, however, that if any such amendment, alteration, change or repeal would affect adversely the holders of one or more, but not all, of the series of the Cumulative Preferred Stock at the time outstanding, only such consent of the holders of two-thirds of the total number of shares of all series so affected shall be required.

     6.3. So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Company shall not without an authorizing vote, at a meeting called for that purpose, of the holders of a majority of the shares of the Cumulative Preferred Stock of all series then outstanding:

          (a) Increase the total authorized amount of the Cumulative Preferred Stock or create any class of stock (hereinafter called "Parity Stock") ranking on a parity with the Cumulative Preferred Stock as to dividends or in liquidation;

          (b) Merge or consolidate with or into any other corporation, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by a regulatory authority of the State of New York having jurisdiction in the premises; provided that the provisions of this clause (b) shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a merger or consolidation; or

          (c) Issue any shares of the Cumulative Preferred Stock or of any Parity Stock unless for a twelve-month period ending not more than four months prior to the issue, the Company's net income as certified by its Treasurer or byindependent public accountants has been at least twice the annual dividend requirements on the Cumulative Preferred Stock (and any Parity Stock and stock having priority over the Cumulative Preferred Stock as to dividends or in liquidation) to be outstanding immediately after such issue is effected, and such net income increased by the interest on funded debt deducted in computing such net income was at least one and one-half times the amount of the annual interest and annual dividend requirements on the funded debt and Cumulative Preferred Stock (and any Parity Stock and stock having priority over the Cumulative Preferred Stock as to dividends or in liquidation) to be outstanding immediately after such issue is effected. The net income referred to above shall be computed in accordance with the system of accounting prescribed by the New York Public Service Commission or in the absence thereof in accordance with generally accepted accounting practice.

     6.4. If and when dividends on any shares of the Cumulative Preferred Stock shall be in arrears in an amount equivalent to four quarterly dividends on such shares and until all dividends in arrears on all shares of the Cumulative Preferred Stock shall have been paid or declared and set aside for payment, the holders of all series of the Cumulative Preferred Stock, voting as one class, shall be entitled to elect a majority of the full Board of Directors, and the holders of the Common Stock voting as a separate class shall be entitled to elect the remaining directors of the Company.

     Whenever the right to elect directors shall accrue to the Cumulative Preferred Stock as herein provided, (a) a meeting of stockholders for the election of a new Board of Directors shall be held and, if not otherwise called, shall be promptly called by the Secretary of the Company upon written request of, or may be called by, the holders of record of at least 2% of the out-standing Cumulative Preferred Stock, and (b) upon the election at such meeting the terms of office of the existing directors shall end, provided that if the holders of the Cumulative Preferred Stock or the holders of the Common Stock shall for any reason fail to elect the number of directors they are entitled to elect at such meeting, then the terms of office of existing directors shall end only to the extent necessary to make places for the new directors thus elected and, if resignations necessary to make places for such new directors are not forthcoming, the Chairman of the Board, or the President if the Chairman does not act, shall have power to designate those directors whose terms shall end.

     At the first election of directors by the holders of the Common Stock as aforesaid, the terms of office of such directors shall, as far as possible, be arranged so that the terms of one third of such directors shall expire each year and, when such terms expire, the successors of such directors shall be elected for three-year terms. The expiration dates of the terms of office of directors elected by the Cumulative Preferred Stock shall, so far as possible, be arranged to expire at the same time and in the same proportion as the terms of office of the directors elected by the Common Stock. Adjustments of such terms within the principles of the foregoing, when it is not possible to have the same proportion of such terms expire each year, shall be made as voted by the holders of the Common Stock.

     Whenever all dividends in arrears on the Cumulative Preferred Stock shall be paid or declared and set apart for payment, the Cumulative Preferred Stock shall thereupon be divested of its special right with respect to the election of a majority of the full Board of Directors as above provided, and the voting power of the Cumulative Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special rights in the Cumulative Preferred Stock in case of further like default or defaults in dividends thereon.

     Whenever the voting rights of the Cumulative Preferred Stock shall terminate as herein provided, (a) a meeting of the common stockholders for the election of a new Board of Directors shall be held and, if not otherwise called, shall be promptly called by the Secretary of the Company, upon written request of, or may be called by, the holders of record of at least 2% of the outstanding Common Stock, and (b) upon the election at such meeting the term of office of the existing directors shall end, provided that any existing director may be re-elected by the common stockholders, and (c) the terms for which new directors shall be elected at such meeting shall be the same as those for which their respective predecessors were elected.

     6.5. In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the Cumulative Preferred Stock as a class, then the holders of the Cumulative Preferred Stock or a majority of the remaining directors so elected by them may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the other directors, the holders of the Common Stock as a class or a majority of the remaining directors elected by the Common Stock may elect a successor to hold office for the unexpired term of such director whose place shall be vacant.

     At all meetings of stockholders held for the purpose of electing directors during such times as the holders of the Cumulative Preferred Stock shall have the special right, voting as a class, to elect part of the directors as above provided, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Cumulative Preferred Stock shall be required to constitute a quorum of such class for the election of directors by such holders, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such class for the election of directors to be elected by such holders.

     In case a class of preferred stock other than the Cumulative Preferred Stock, ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or in liquidation, shall be created and issued, nothing herein contained shall prevent any such other class from being given the right, in case dividends thereon shall be in arrears, to vote as part of the same class as and equally with the Cumulative Preferred Stock and to have and exercise pari passu with the shares of Cumulative Preferred Stock entitled to vote on any matters any and all the voting rights and powers hereinbefore set forth with respect to the Cumulative Preferred Stock, provided, however, that any holder of stock of any class other than the Cumulative Preferred Stock shall be entitled to not more than one vote for each $100 (apart from dividends) which such stock would be entitled to receive upon any involuntary liquidation, and provided, further, that nothing herein contained shall prevent the giving of additional voting power not inconsistent with that granted in this paragraph to any class of preferred stock other than the Cumulative Preferred Stock.

     6.6. Except when some mandatory provision of law shall be controlling, and except as otherwise provided above or by an applicable issue resolution, whenever shares of two or more series of the Cumulative Preferred Stock are outstanding, no particular series of the Cumulative Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preferred Stock of all series shall be deemed to constitute one class for any purpose for which a vote or consent of the stockholders of the Company by classes may now or hereafter be required. On all matters on which the holders of shares of any series of the Cumulative Preferred Stock are entitled to vote, they shall have one vote for each share held by them.

     7. The Company may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of the Cumulative Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, subject to any provisions of law then applicable, and subject to the provisions of any resolutions of the stockholders of the Company relating to the issue and disposition of such shares.

     8. No holder of shares of any series of the Cumulative Preferred Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or of any securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.


           CUMULATIVE PREFERRED STOCK, SERIES A 4.65%

     9. The designations, preferences, privileges and voting powers of the shares of the Cumulative Preferred Stock, Series A 4.65%, and the restrictions or qualifications thereof as fixed by the Board of Directors before the issuance thereof (in so far as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 50,000 shares thereof shall be issued in a series designated as "Cumulative Preferred Stock, Series A 4.65%";

     B. The dividend rate for the Cumulative Preferred Stock, Series A 4.65%, shall be 4.65% per annum, payable quarterly on the first days of February, May, August and November, and the date from which dividends thereon shall accumulate shall be May 1, 1950;

     C. The Cumulative Preferred Stock, Series A 4.65%, shall be redeemable at a price per share of $106.25 if redeemed prior to May 1,1955; at a price per share of $105.25 if redeemed on or after May 1, 1955 and prior to May 1, 1960; and at a price per share of $104.25 if redeemed on or after May 1, 1960, together, in each case, with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption;

     D. The amount payable to the holders of Cumulative Preferred Stock, Series A 4.65% upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100 per share, together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. There shall be no sinking fund with respect to the shares of the Cumulative Preferred Stock, Series A 4.65%; and

     F.   The shares of the Cumulative Preferred Stock, Series A
4.65% shall not be convertible into or exchangeable for other securities of the Company.


           CUMULATIVE PREFERRED STOCK, SERIES B 4.75%

     10. The designations, preferences, privileges and voting powers of the shares of the Cumulative Preferred Stock, Series B 4.75%, and the restrictions or qualifications thereof as fixed by the Board of Directors before the issuance thereof (in so far as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 40,000 shares thereof shall be issued in a series designated as "Cumulative Preferred Stock, Series B 4.75%";

     B. The dividend rate for the Cumulative Preferred Stock, Series B 4.75%, shall be 4.75% per annum, payable quarterly on the first days of October, January, April and July, and the date from which dividends thereon shall accumulate shall be July 1, 1954;

     C. The Cumulative Preferred Stock, Series B 4.75%, shall be redeemable at a price per share of $105.00 if redeemed prior to July 1, 1959; at a price per share of $103.75 if redeemed on or after July 1, 1959 and prior to July 1, 1966; and at a price per share of $102.75 if redeemed on or after July 1, 1966 and prior to July 1, 1973 and at a price per share of $102.00 if redeemed on or after July 1, 1973, together, in each case, with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption;

     D. The amount payable to the holders of Cumulative Preferred Stock, Series B 4.75% upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. There shall be no sinking fund with respect to the shares of the Cumulative Preferred Stock, Series B 4.75%; and

     F.   The shares of the Cumulative Preferred Stock, Series B
4.75% shall not be convertible into or exchangeable for other securities of the Company.


             CUMULATIVE PREFERRED STOCK, SERIES D 4%

     11. The designations, preferences, privileges and voting powers of the shares of the Cumulative Preferred Stock, Series D 4%, and the restrictions or qualifications thereof as fixed by the Board of Directors before issuance of such series (in so far as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 3,443 shares thereof shall be issued in a series designated as "Cumulative Preferred Stock, Series D 4%";

     B. The dividend rate for the Cumulative Preferred Stock, Series D 4%, shall be 4% per annum, payable quarterly on the first days of January, April, July and October, and the date from which dividends thereon shall accumulate shall be January 1, 1958;

     C. The Cumulative Preferred Stock, Series D 4%, shall be redeemable at a price per share of $100.00 together with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption;

     D. The amount payable to the holders of Cumulative Preferred Stock, Series D 4%, upon the voluntary liquidation, dissolution or winding up of the Company and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. There shall be no sinking fund with respect to the shares of the Cumulative Preferred Stock, Series D 4%; and

     F. The shares of Cumulative Preferred Stock, Series D 4%, shall not be convertible into or exchangeable for other securities of the Company.

       CONVERTIBLE CUMULATIVE PREFERRED STOCK, SERIES E 5%

     12. The designations, preferences, privileges and voting powers of the shares of the Convertible Cumulative Preferred Stock, Series E 5%, and the restrictions or qualifications thereof as fixed by the Board of Directors before issuance of such series (in so far as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 39,165 shares thereof shall be issued in a series designated as "Convertible Cumulative Pre-ferred Stock, Series E 5%";

     B. The dividend rate for the Convertible Cumulative Preferred Stock, Series E 5%, shall be 5% per annum, payable quarterly on the second days of February, May, August and No-vember, and the date from which dividends thereon shall accumulate shall be May 2, 1960;

     C. The Convertible Cumulative Preferred Stock, Series E 5%, shall be redeemable at a price per share of $105 if redeemed prior to May 2, 1965; at a price per share of $104 if redeemed on or after May 2, 1965 and prior to May 2, 1970; at a price per share of $103 if redeemed on or after May 2, 1970 and prior to May 2, 1975; at a price per share of $102 if redeemed on or after May 2, 1975 and prior to May 2, 1980; at a price per share of $101 if redeemed on or after May 2, 1980 and prior to May 2, 1985 and at a price per share of $100 if redeemed on or after May 2, 1985, together, in each case, with an amount equal to all divi-dends accumulated and unpaid to the date fixed for redemption;

     D. The amount payable to the holders of Convertible Cumulative Preferred Stock, Series E 5% upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. There shall be no sinking fund with respect to the shares of the Convertible Cumulative Preferred Stock, Series E
5%; and

     F.   The holders of shares of Convertible Cumulative
Preferred Stock, Series E 5%, shall have the right, at their option, to convert such shares into shares of Common Stock of the Company at any time on and subject to the following terms and conditions:

     (1) The shares of this Series shall be convertible at the office of the Company, and at such other office or offices, if any, as the Board of Directors may designate, into full paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of this Series being taken at $100.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $33 1/3 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs (3), (9) and (10) below, and shall be increased in certain instances as provided in paragraph (10) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

     (2) In order to convert shares of this Series into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at said office that he elects to convert such shares. Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a scrip certificate for, or cash in lieu of, any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of this Series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

     (3) In case the conversion price in effect immediately prior to the close of business on any day shall exceed by twenty-five cents or more the amount determined at the close of business on such day by dividing:

          (i) a sum equal to (a) 1,958,259 multiplied by $33 1/3 (being the initial conversion price) plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after May 2, 1960 on Common Stock of the Company, other than in cash out of its earned surplus or in Common Stock of the Company, by

          (ii) the sum of (a) 1,958,259 and (b) the number of Additional Shares of Common Stock which shall have been issued,

          the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of twenty-five cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and
          (10) below, and such amount (or such amount as there-tofore adjusted) is referred to in such paragraphs as the "Differential Amount".

     (4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued by the Company after May 2, 1960 (including shares deemed to be "Additional Shares of Common Stock" pursuant to paragraph (10) below), whether or not subsequently reacquired or retired by the Company, other than:

          (i) shares issued upon conversion of shares of this Series; and

          (ii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (i) or this clause
               (ii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

          The sale or other disposition of any shares of Common
          Stock or other securities held in the treasury of the Company shall not be deemed an issuance thereof.

     (5) In case of the issuance of Additional Shares of Common Stock for consideration, part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to under-writers or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

     (6) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Additional Shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be either (i) the value of such consideration as determined by the Board of Directors, or, if the Board of Directors so elects,
          (ii) the market value as determined by the Board of Directors of the Additional Shares of Common Stock so issued less the amount of any cash consideration received therefor, in either case, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

     (7) Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, except that, if the total number of shares constituting such dividend or other distribution exceeds five per cent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, such Additional Shares of Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

          A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution on Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

          If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation, on a pro rata basis, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and at any time thereafter.

          The reclassification (including any reclassi-fication upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

     (8) In case of the issuance of Additional Shares of Common Stock upon conversion or exchange of other securities of the Company, the amount of the consideration received by the Company for such Additional Shares of Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the Company upon the issuance of such other securities (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs (5), (6) and (7) above, and (ii) if securities of the same class or series of a class as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

     (9) In case Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Company, the total number of shares constituting which dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (10) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deemed to be "Additional Shares of Common Stock" and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of para-graph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock) shall be considered outstanding for the purposes of this paragraph (10).

     (11) Whenever the conversion price is adjusted as herein provided:

          (a) the Company shall compute the adjusted conversion price in accordance with this Section F and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be kept on file by the Company and filed with any other Transfer Agent or Agents for this Series; and

          (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be published at least once in a daily newspaper in The City of New York, N. Y., and shall be mailed to the holders of record of the outstanding shares of this Series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the publication and mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

     (12) In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus;
               or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then the Company shall cause to be mailed to any Transfer Agent or Agents, other than the Company, for this Series and to the holders of record of the outstanding shares of this Series, at least twenty days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     (13) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

     (14) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall, at its option, either

          (a) issue non-dividend bearing and non-voting scrip certificates for such fraction, such certificates to be in such form and to contain such terms and conditions as the Board of Directors shall at any time or from time to time in its discretion fix and determine, provided that the certificates shall be exchangeable, within such period (which shall end not less than two years following the date of issue thereof) as the Board of Directors shall determine, together with other scrip certificates issued upon conversion of shares of this Series, for stock certificates representing a full share or shares, and upon the expiration of such period shall be exchangeable for cash, as provided in the scrip certificates, within such further period (which shall end not less than six years following the date of issue of such certificates) as the Board of Directors shall determine; or

          (b) pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors) at the close of business on the day of conversion.

     (15) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     (16) For the purpose of this Section F, the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of May 2, 1960, or shares of any class or classes resulting from any reclassification or reclassifica-tions thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.


           CUMULATIVE PREFERRED STOCK, SERIES F 4.68%

     13. The designations, privileges and voting powers of the shares of Cumulative Preferred Stock, Series F 4.68% and the restrictions or qualifications thereof as fixed by the Board of Directors before issuance of such series (insofar as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 75,000 shares thereof shall be issued in a series designated as "Cumulative Preferred Stock, Series F 4.68%";

     B. The dividend rate for the Cumulative Preferred Stock, Series F 4.68%, shall be 4.68% per annum, payable quarterly on the first days of January, April, July and October, and the date from which dividends thereon shall accumulate shall be the date of the original issue thereof;

     C. The Cumulative Preferred Stock, Series F 4.68%, shall be redeemable at a price per share of $105.00 if redeemed prior to October 1, 1969; at a price per share of $104.00 if redeemed on or after October 1, 1969 and prior to October 1, 1974; at a price per share of $103.00 if redeemed on or after October 1, 1974 and prior to October 1, 1979; at a price per share of $102.00 if redeemed on or after October 1, 1979; together in each case, with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption; provided, however, that the Cumulative Preferred Stock, Series F 4.68% shall not be refunded directly or indirectly prior to October 1, 1969 out of the proceeds or anticipated proceeds of the sale of other preferred stock of the Company ranking prior to or on a parity with the Cumulative Preferred Stock, Series F 4.68% if such other preferred stock is issued at an effective dividend rate of less than the dividend rate of the Cumulative Preferred Stock, Series F 4.68%;

     D. The amount payable to the holders of Cumulative Preferred Stock, Series F 4.68% upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. There shall be no sinking fund with respect to the shares of the Cumulative Preferred Stock, Series F 4.68%; and

     F.   The shares of the Cumulative Preferred Stock, Series F
4.68% shall not be convertible into or exchangeable for other securities of the Company.


           CUMULATIVE PREFERRED STOCK, SERIES G 7.10%

     14. The designations, preferences, privileges and voting powers of the shares of Cumulative Preferred Stock, Series G 7.10% and the restrictions or qualifications thereof as fixed by the Board of Directors before issuance of such series (in so far as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 110,000 shares thereof shall be issued in a series designated as "Cumulative Preferred Stock, Series G 7.10%";

     B. The dividend rate for the Cumulative Preferred Stock, Series G 7.10%, shall be 7.10% per annum, payable quarterly on the first days of January, April, July and October, and the date from which dividends thereon shall accumulate shall be the date of the original issue thereof;

     C. The Cumulative Preferred Stock, Series G 7.10%, shall be redeemable at a price per share of $107.10 if redeemed prior to January 1, 1976; at a price per share of $105.00 if redeemed on or after January 1, 1976 and prior to January 1, 1979; at a price per share of $103.00 if redeemed on or after January 1, 1979 and prior to January 1, 1982; and at a price per share of $101.00 if redeemed on or after January 1, 1982; together in each case, with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption; provided, however, that the Cumulative Preferred Stock, Series G 7.10% shall not be refunded directly or indirectly prior to January 1, 1976 out of the proceeds or anticipated proceeds of the sale of other preferred stock of the Company ranking prior to or on a parity with the Cumulative Preferred Stock, Series G 7.10% if such other preferred stock is issued at an effective dividend rate of less than the dividend rate of the Cumulative Preferred Stock, Series G 7.10%;

     D. The amount payable to the holders of Cumulative Preferred Stock, Series G 7.10% upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. There shall be no sinking fund with respect to the shares of the Cumulative Preferred Stock, Series G 7.10%; and

     F.   The shares of the Cumulative Preferred Stock, Series G
7.10% shall not be convertible into or exchangeable for other securities of the Company.


           CUMULATIVE PREFERRED STOCK, SERIES H 8.08%

     15. The designations, privileges and voting powers of the shares of Cumulative Preferred Stock, Series H 8.08% and the restrictions or qualifications thereof as fixed by the Board of Directors before issuance of such series (in so far as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 150,000 shares thereof shall be issued in a series designated as "Cumulative Preferred Stock, Series H 8.08%";

     B. The dividend rate for the Cumulative Preferred Stock, Series H 8.08%, shall be 8.08% per annum, payable quarterly on the first days of October, January, April and July and the date from which dividends thereon shall accumulate shall be the date of the original issue thereof;

     C. The Cumulative Preferred Stock, Series H 8.08%, shall be redeemable at a price per share of $109.71 if the date of redemption is on or prior to October 1, 1977; at a price per share of $107.69 if the date of redemption is after October 1, 1977 and on or prior to October 1, 1982; at a price per share of $105.67 if the date of redemption is after October 1, 1982 and on or prior to October 1, 1987; at a price per share of $103.65 if the date of redemption is after October 1, 1987 and on or prior to October 1, 1992; and at a price per share of $102.43 if the date of redemption is after October 1, 1992, to which shall be added in each case accumulated and unpaid dividends to the date of redemption; provided, however, that no share of the Cumulative Preferred Stock, Series H 8.08%, shall be redeemed prior to October 1, 1977, directly or indirectly, from or in anticipation of proceeds of indebtedness or preferred stock or any class of stock with equal or prior rank to the Cumulative Preferred Stock, Series H 8.08% having a lower cost of money than the Cumulative Preferred Stock, Series H 8.08%;

     D. The amount payable to the holders of Cumulative Preferred Stock, Series H 8.08% upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. There shall be no sinking fund with respect to the shares of the Cumulative Preferred Stock, Series H 8.08%; and

     F.   The shares of the Cumulative Preferred Stock, Series H
8.08% shall not be convertible into or exchangeable for other securities of the Company.


           CUMULATIVE PREFERRED STOCK, SERIES I 8 1/8%

     16. The designations, preferences, privileges and voting powers of the shares of the Cumulative Preferred Stock, Series I 8 1/8%, and the restrictions or qualifications thereof as fixed by the Board of Directors before issuance of such series (in so far as they differ from or supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) are as follows:

     A.   Of the 1,000,000 authorized shares of the Cumulative
Preferred Stock of the Company, 180,000 shares thereof shall be issued in a series designated as "Cumulative Preferred Stock, Series I 8 1/8%";

     B. The dividend rate of the Cumulative Preferred Stock, Series I 8 1/8%, shall be 8 1/8% per annum, payable quarterly on the first days of April, July, October and January, commencing on the first day of April, 1978, and the date from which dividends thereon shall accumulate shall be the date of the original issue thereof;

     C. The Cumulative Preferred Stock, Series I 8 1/8%, shall be redeemable at a price per share of $112.00 if the date of redemption is on or prior to January 1, 1988; at a price per share of $104.06 if the date of redemption is after January 1, 1988 and on or prior to January 1, 1991; at a price per share of $102.03 if the date of redemption is after January 1, 1991 and on or prior to January 1, 1994; at a price per share of $101.00 if the date of redemption is after January 1, 1994 and on or prior to January 1, 1997; and at a price per share of $100.00 if the date of redemption is after January 1, 1997, to which shall be added in each case accumulated and unpaid dividends to the date of redemption; provided, however, that no share of the Cumulative Preferred Stock, Series I 8 1/8%, shall be redeemed prior to January 1, 1988, directly or indirectly, from or in anticipation of proceeds of indebtedness or preferred stock or any class of stock with equal or prior rank to the Cumulative Preferred Stock, Series I 8 1/8% having a lower cost of money than the Cumulative Preferred Stock, Series I 8 1/8%;

     D. The amount payable to the holders of Cumulative Preferred Stock, Series I 8 1/8% upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     E. As a sinking fund with respect to the shares of the Cumulative Preferred Stock, Series I 8 1/8%, the Company will call for redemption and retire on December 31, 1985 and on each December 31 thereafter (so long as any shares of the Cumulative Preferred Stock, Series I 8 1/8% are outstanding), a number of shares of Cumulative Preferred Stock, Series I 8 1/8% equal to 7.69% of the maximum number of shares of Cumulative Preferred Stock, Series I 8 1/8%, at any time outstanding; provided, however, that on December 31, 1977 the Company will call for redemption and retire the remaining shares of Cumulative Preferred Stock, Series I 8 1/8% outstanding, in each case at a redemption price of $100 per share, to which shall be added in each case accumulated and unpaid dividends to the date of redemption. No redemption of shares of the Cumulative Preferred Stock, Series I 8 1/8% pursuant to subdivision (C) above, shall constitute a retirement of such shares in lieu of or as a credit against any sinking fund retirement required by this subdivision
(E). Whenever on any such December 31 funds legally available therefor are insufficient to permit the Company to redeem the full number of shares so required to be redeemed on such date, the Company shall apply to such redemption the proportion of such legally available funds which bears the same ratio to the amount required for the redemption of the full number of shares as the total amount of such legally available funds bears to the total amount required for the purchase or redemption of shares of all series of Cumulative Preferred Stock and of other classes of stock of the Company ranking on a parity with the Cumulative Preferred Stock with respect to the payment of dividends and distribution of assets which the Company is then obligated to redeem or purchase. In the event that the Company shall at any time be in default in the performance of its obligations under the foregoing provisions of this subdivision (E), no dividends (other than dividends payable in the Company's Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or on any other stock of the Company over which the Cumulative Preferred Stock has preference as to the payment of dividends or as to assets.
In the event that the Company purchases or redeems shares of any other class of stock of the Company ranking on a parity ("parity stock") with the Cumulative Preferred Stock, Series I 8 1/8% at any time that the Company is in default in the performance of its obligations under the provisions of the first sentence of this subdivision (E), the Company shall simultaneously redeem the number of shares of Cumulative Preferred Stock, Series I 8 1/8% which bears the same ratio to the total number of such shares as the number of shares of such class of parity stock being purchased or redeemed bears to the total number of shares of such class of parity stock immediately preceding such purchase; but in no event shall the Company be required to redeem more shares than required by the first sentence of this subdivision (E);

     F.   The shares of the Cumulative Preferred Stock, Series I
8 1/8% shall not be convertible into or exchangeable for other securities of the Company;

     G. The increase in the Company's authorized Cumulative Preferred Stock provided for in the Certificate of Amendment filed April 18, 1972 was authorized by votes of the holders of not less than two thirds of the outstanding shares of the Company's Cumulative Preference Stock; and

     H. No dividend shall be paid or declared and no other distribution shall be made on any Common Stock or Cumulative Preference Stock, and no Common Stock or Cumulative Preference Stock shall be purchased or otherwise acquired for value by the Company, when the stated dividends on the Cumulative Preferred Stock are not paid in full.

                   CUMULATIVE PREFERENCE STOCK

     17. The shares of the Cumulative Preference Stock may be issued from time to time in series. The Board of Directors is authorized to fix from time to time before issuance the designations, relative rights, preferences and limitations of the shares of each series of the Cumulative Preference Stock, respectively, except for such provisions as are applicable to all shares of the Cumulative Preference Stock irrespective of series, and except that until the Cumulative Preferred Stock shall have been redeemed in accordance with its terms, the designations, relative rights, preferences and limitations granted to or imposed upon any series of the Cumulative Preference Stock shall have no effect whatever on the Cumulative Preferred Stock, which shall retain its present rights and shall be and remain superior in all respects to the Cumulative Preference Stock.

     Subject to the limitations hereinafter stated, the shares of the Cumulative Preference Stock may be issued in any such one or more series as may be fixed from time to time by the Board of Directors, each of such series to be distinctively designated. All shares of any one series of Cumulative Preference Stock shall be alike in every particular, and the shares of all series shall rank equally and be identical in all respects, except in respect to the matters set forth in the following paragraphs numbered (1) to (8), inclusive:

     (1)  The designation of series;

     (2)  The dividend rate;

     (3) The date from which dividends shall be cumulative and the dates on which dividends, if declared, shall be payable;

     (4) The sum payable per share upon the voluntary dissolution, liquidation or winding up of the Company and the sum payable per share upon the involuntary dissolution, liquidation or winding up of the Company, which sums, in each and every case, shall be a stated amount with respect to dissolution, liquidation or winding up during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, and payable out of the net assets of the Company, whether capital or surplus;

     (5) Whether or not the shares shall be redeemable, and if made redeemable, the redemption price or prices per share, which prices, in each and every case, shall be a stated amount with respect to redemption during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon to the date fixed for redemption, whether or not earned or declared;

     (6) Whether or not the shares of each series shall be made convertible into or exchangeable for other securities of the Company, and if made convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, and the adjustments, if any, at which such conversion or exchange may be made;

     (7) Whether or not there shall be a sinking fund, or other fund analogous thereto, with respect to the shares of each series and the terms and provisions of such fund, if any; and

     (8) Any other relative, participating, optional or other rights, preferences or limitations of the shares of each series, not inconsistent with the provisions applicable to all shares of the Cumulative Preference Stock irrespective of series.


               Provisions Applicable to All Series
                 of Cumulative Preference Stock

     The following provisions shall apply to all shares of the Cumulative Preference Stock irrespective of series:

     (1) The holders of the Cumulative Preference Stock of each series shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate fixed for such series and no more. Such dividends shall be payable on such dividend dates as may be fixed for said series and shall be cumulative from such date as may be fixed. All dividends accrued on the Cumulative Preference Stock shall be fully paid, or declared and set apart for payment, before any dividends on the Common Stock shall be paid or set apart for payment, so that if, for all prior dividend periods and the then current dividend period, dividends on all outstanding shares of Cumulative Preference Stock at the rates fixed for the respective series shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be paid or set apart for payment on the Common Stock. Accruals of dividends shall not bear interest. If the stated dividends on the Cumulative Preference Stock are not paid in full, the shares of all series of the Cumulative Preference Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

     (2) Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Cumulative Preference Stock of each and every series then outstanding shall be entitled to receive out of the net assets of the Company, whether capital or surplus, the sums per share fixed for the shares of the respective series and payable upon such dissolution, liquidation or winding up, plus, in the case of each share, an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, before any distribution of the assets of the Company shall be made to the holders of the Common Stock.

     If the assets distributable on such dissolution, liquidation or winding up shall be insufficient to permit the payment to the holders of the Cumulative Preference Stock of the full amounts to which they respectively are entitled as aforesaid, then said assets shall be distributed ratably among the holders of the respective series of Cumulative Preference Stock in proportion to the amounts which would be payable on such dissolution, liquidation or winding up, if all such amounts were paid in full in preference and priority over the shares of the Common Stock.

     After payment to the holders of the Cumulative Preference Stock of the full amounts to which they respectively are entitled as aforesaid, the holders of the Cumulative Preference Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

     The sale, conveyance, exchange or transfer of all or substantially all of the property of the Company, or the merger or consolidation into or with any other corporation, shall not be deemed a dissolution, liquidation or winding up for the purposes hereof.

     (3) At the option of the Board of Directors of the Company, the Company may redeem any series of Cumulative Preference Stock which has been made redeemable, either as a whole or in part, at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Cumulative Preference Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by resolution of the Board of Directors; provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Cumulative Preference Stock, such redemption shall be made pro rata, or the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors; and, provided, further that no Cumulative Preference Stock shall be called for redemption while any dividend for a past dividend period shall be in arrears on any share of any series of said stock. At any time after notice of redemption has been given as aforesaid to the holders of stock so to be redeemed, or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice, the Company may deposit the aggregate redemption price with a bank or trust company having its principal office in The City of New York, State of New York, in trust for the benefit of the holders of the shares to be redeemed, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares to be redeemed, upon endorsement to the Company or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon deposit of said money as aforesaid, or, if no such deposit is made, upon the date fixed for redemption (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, from and after the date fixed for redemption (the Company not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall not be deemed to be outstanding and such holders shall have no interest in or claim against the Company with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or from the Company, as the case may be, without interest thereon, upon endorsement to the Company or otherwise, as may be required, and upon surrender of the certificates for such shares, as aforesaid.

     In case the holder of any such Cumulative Preference Stock which shall have been called for redemption shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, such bank or trust company shall upon demand pay over to the Company such unclaimed amount and such bank or trust company shall thereupon be relieved from all responsibility to such holder, and such holder shall look only to the Company for the payment thereof.

     Nothing herein contained shall limit any legal right of the Company to purchase or otherwise acquire any shares of the Cumulative Preference Stock.

     (4) So long as any shares of the Cumulative Preference Stock of any series are outstanding, the Company shall not without the authorizing vote, at a meeting called for the purpose, of the holders of at least two-thirds of the shares of the Cumulative Preference Stock then outstanding:

          (a) Create or authorize any stock ranking prior to the Cumulative Preference Stock as to dividends or in liquidation, or create or authorize any obligation or security convertible into shares of any such stock; provided, however, that the Company may authorize an increase in the authorized shares of Cumulative Preferred Stock to a total not exceeding 400,000 shares of the par value of $100 per share, including the presently authorized shares of Cumulative
               Preferred Stock, by the authorizing vote of the holders of at least a majority of the shares of the Cumulative Preference Stock then outstanding; or

          (b) Amend, alter, change or repeal any of the terms of the Cumulative Preference Stock then outstanding so as to affect the holders of such shares adversely; provided, however, that if any such amendment, alteration, change or repeal would affect adversely the holders of one or more, but not all, of the series of the Cumulative Preference Stock at the time outstanding, only such consent of the holders of two-thirds of the total number of shares of all series so affected shall be required.

     (5) So long as any shares of the Cumulative Preference Stock of any series are outstanding, the Company shall not without an authorizing vote, at a meeting called for that purpose, of the holders of a majority of the shares of the Cumulative Preference Stock of all series then outstanding:

          (a) Increase the total authorized amount of the Cumulative Preference Stock or create any class of stock ranking on a parity with the Cumulative
               Preference Stock as to dividends or in
               liquidation; or

          (b) Issue any shares of Cumulative Preference Stock entitled to payment of an amount per share upon involuntary dissolution, liquidation, or winding up of the Company in excess of $100 plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared; or

          (c) Merge or consolidate with or into any other corporation, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved, or permitted by a regulatory authority of the State of New York having jurisdiction in the premises; provided that the provisions of this clause (c) shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a merger or consolidation.

     (6) No holder of the Cumulative Preference Stock of the Company shall have any preemptive right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New York.

     (7) Except as and to the extent otherwise provided by this Certificate and the laws of the State of New York, the Cumulative Preference Stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the Company, or otherwise to participate in any action taken by the Company or the stockholders thereof.

     Whenever dividends payable on the Cumulative Preference Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends on all shares of such Cumulative Preference Stock then outstanding, the holders of shares of the Cumulative Preference Stock, voting separately as a class and regardless of series, shall be entitled to elect two members of the Board of Directors, as then constituted, and the holders of the Common Stock (and the holders of the Cumulative Preferred Stock if they are then entitled to elect directors) shall be entitled to elect the remainder of the Board of Directors as then constituted. The right of the holders of the Cumulative Preference Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on the Cumulative Preference Stock shall have been paid in full, or declared and set apart for payment (and such dividends shall be paid, or declared and set apart for payment, out of assets available therefor as soon as is reasonably practicable), at which time such right of the holders of shares of the Cumulative Preference Stock to elect members of the Board of Directors as aforesaid shall terminate, subject to revesting in the event of each and every subsequent default of the character above named. Upon termination of the right of the holders of shares of the Cumulative Preference Stock to elect members of the Board of Directors, the terms of office of all persons who may have been elected directors of the Company by vote of the holders of the Cumulative Preference Stock shall forthwith terminate.

     Whenever the right to elect directors shall accrue to the Cumulative Preference Stock as herein provided, (a) a meeting of stockholders for the election of a new Board of Directors shall be held and, if not otherwise called, shall be promptly called by the Secretary of the Company upon written request of, or may be called by, the holders of record of at least 2% of the outstanding Cumulative Preference Stock, and (b) upon the election at such meeting the terms of office of those existing directors elected by the holders of Common Stock of the two classes of directors whose terms of office next expire shall terminate.

     At any meeting held for the purpose of electing directors when the holders of the Cumulative Preference Stock shall be entitled to elect members of the Board of Directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of Common Stock of the Company shall be required to constitute a quorum of such class for the election of directors by such class, and the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the Cumulative Preference Stock shall be required to constitute a quorum of such class for the election of directors by such class; provided, however, that a majority of those holders of the stock of either such classes who are present in person or by proxy shall have power to adjourn such meeting for the election of directors by such class from time to time without notice other than announcement at the meeting. At such meeting the Cumulative Preference Stock shall be entitled to elect one director in each of the classes in which the terms of office of the existing directors elected by the holders of Common Stock have terminated, and the holders of Common Stock shall be entitled to elect the remaining directors in such classes, provided, however, that any persons occupying positions in such classes who were elected by the holders of Cumulative Preferred Stock shall not thereby be affected. The terms of office of the directors so elected by the holders of Cumulative Preference Stock and by the holders of Common Stock shall expire at the time the terms of office of directors of such classes would normally expire, and upon any such normal expiration of such terms of office, if the holders of Cumulative Preference Stock continue to be entitled to elect directors, they shall be entitled to elect a successor director; subject, however, to termination of the office of any director elected by holders of Cumulative Preference Stock as provided in the second preceding paragraph hereof.

     In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Cumulative Preference Stock as aforesaid, or of a successor to any such director, the remaining director so elected may elect a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of the Cumulative Preference Stock as aforesaid. Likewise, in case of any vacancy in the office of a director occurring (at a time when the holders of the Cumulative Preference Stock shall be entitled to elect members of the Board of Directors as aforesaid) among the directors elected by the holders of the Common Stock of the Company, or of a successor to any such director, the remaining directors so elected may elect, by affirmative vote of a majority thereof, or by the affirmative vote of the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by the holders of the Common Stock of the Company.

     Nothing herein pertaining to the rights of the holders of Cumulative Preference Stock to elect directors shall be deemed to affect the rights of the holders of Cumulative Preferred Stock to elect directors upon default in the payment of dividends on that stock.

     Except as herein otherwise expressly provided and except when some mandatory provision of law shall be controlling and, as regards the special rights of any series of the Cumulative Preference Stock, as provided in the resolutions creating such series, whenever shares of two or more series of the Cumulative Preference Stock are outstanding, no particular series of the Cumulative Preference Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preference Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Company by classes may now or hereafter be required.


   $1.52 CUMULATIVE PREFERENCE STOCK, SERIES A (NO PAR VALUE)

     18. The designations, privileges and voting powers of the shares of $1.52 Cumulative Preference Stock, Series A (no par value) and the restrictions or qualifications thereof as fixed by the Board of Directors before issuance of such series (except for such provisions as are applicable to all shares of the Cumulative Preference Stock irrespective of series, and except that until the Cumulative Preferred Stock shall have been redeemed in accordance with its terms, the designations, relative rights, preferences and limitations granted to or imposed upon any series of the Cumulative Preference Stock shall have no effect whatever on the Cumulative Preferred Stock, which shall retain its present rights and shall be and remain superior in all respects to the Cumulative Preference Stock) are as follows:

     A.   Of the 1,500,000 authorized shares of Cumulative
Preference Stock of the Company, 159,669 shares shall be issued in a series designated as $1.52 Convertible Cumulative Preference
Stock, Series A (no par value);

     B. The dividend rate on the shares of the $1.52 Convertible Cumulative Preference Stock, Series A (no par value), shall be $1.52 per share per annum, such dividends shall be fully cumulative from May 2, 1966 and shall be payable quarterly on the second day of February, May, August and November in each year commencing August 2, 1966;

     C. The $1.52 Convertible Cumulative Preference Stock, Series A (no par value), shall be redeemable on and after May 2, 1966 and on or before May 1, 1967 at a redemption price of $34.02 per share; at $33.64 per share if redeemed thereafter and on or before May 1, 1968; at $33.26 per share if redeemed thereafter and on or before May 1, 1969; at $32.88 per share if redeemed thereafter and on or before May 1, 1970; and at $32.50 per share thereafter; together, in each case, with an amount equal to all dividends accrued and unpaid thereon, whether or not earned or declared, to the date fixed for redemption;

     D. The liquidation price of the shares of the $1.52 Convertible Cumulative Preference Stock, Series A (no par value), in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $32.50 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared;

     E. There shall be no sinking fund with respect to the shares of $1.52 Convertible Cumulative Preference Stock, Series A
(no par value); and

     F. The holders of shares of $1.52 Convertible Cumulative Preference Stock, Series A (no par value), shall have the right, at their option, to convert such shares into shares of Common Stock of the Company at any time on and subject to the following terms and conditions:

          (1) The shares of this Series shall be convertible at the office of the Company, and at such other office or offices, if any, as the Board of Directors may designate, into full paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of this Series being taken at $32.50 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $32.50 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs (3), (9) and (10) below and shall be increased in certain instances as provided in paragraph (10) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

          (2) In order to convert shares of this Series into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at said office that he elects to convert such shares. Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a scrip certificate for, or cash in lieu of, any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of this Series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

          (3) In case the conversion price in effect immediately prior to the close of business on any day shall exceed by 25 cents or more the amount determined at the close of business on such day by dividing:

          (i) a sum equal to (a) 4,151,376 multiplied by $32.50 (being the initial conversion price) plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after April 15, 1966 on Common Stock of the Company, other than in cash out of its earned surplus or in Common Stock of the Company, by

          (ii) the sum of (a) 4,151,376 and (b) the number of Additional Shares of Common Stock which shall have been issued,

the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of 25 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and (10) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the "Differential Amount."

          (4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued by the Company after April 15, 1966 (including shares deemed to be "Additional Shares of Common Stock" pursuant to paragraph (10) below), whether or not subsequently reacquired or retired by the Company, other than:

          (i) shares issued upon conversion of shares of this Series; and

          (ii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (i) or this clause
               (ii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

               The sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Company shall not be deemed an issuance thereof.

          (5) In case of the issuance of Additional Shares of Common Stock for a consideration, part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

          (6) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Additional Shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

          (7) Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five per cent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution such Additional Shares of Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

               A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date.
In the case of any such dividend or other distribution on Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

               If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation, on a pro rata basis, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph
(3) made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and at any time thereafter.

               The reclassification (including any
reclassification upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

               The issuance by the Company of rights or warrants to subscribe for or purchase securities of the Company shall not be deemed to be a dividend or distribution of any kind.

          (8) In case of the issuance of Additional Shares of Common Stock upon conversion or exchange of other securities of the Company, the amount of the consideration received by the Company for such Additional Shares of Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the Company upon the issuance of such other securities (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs (5), (6) and
(7) above, and (ii) if securities of the same class or series of a class as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

          (9) In case Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Company, the total number of shares constituting which dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include shares held in the Treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the Treasury of the Company.

          (10) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a small number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deemed to be "Additional Shares of Common Stock" and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock) shall be considered outstanding for the purposes of this paragraph (10).

          (11) Whenever the conversion price is adjusted as herein provided:

               (a)  The Company shall compute the adjusted
                    conversion price in accordance with this section F and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be kept on file by the Company and filed with any other Transfer Agent or Agents for this Series; and

               (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required and as soon as practicable after it is required, such notice shall be published at least once in a daily newspaper in The City of New York, New York, and shall be mailed to the holders of record of the outstanding shares of this Series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the publication and mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

          (12) In case:

               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

               (b) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

               (c) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then the Company shall cause to be mailed to any Transfer Agent or Agents for this Series and to the holders of record of the outstanding shares of this Series, at least twenty days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock or record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          (13) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

          (14) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall, at its option, either

               (a) issue non-dividend bearing and non-voting scrip certificates for such fraction, such certificates to be in such form and to contain such terms and conditions as the Board of Directors shall at any time or from time to time in its discretion fix and determine, provided that the certificates shall be exchangeable, within such period (which shall end not less than two years following the date of issue thereof) as the Board of Directors shall determine, together with other scrip certificates issued upon conversion of shares of this Series, for stock certificates representing a full share or shares, and upon the expiration of such period shall be exchangeable for cash, as provided in the scrip certificates, within such further period (which shall end not less than six years following the date of issue of such certificates) as the Board of Directors shall determine; or

               (b) pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors) at the close of business on the day of conversion.

          (15) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto.
The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (16) For the purpose of this section F, the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of April 15, 1966, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.



     THIRD:    The duration of the Company shall be perpetual.

     FOURTH:   The principal business office of the Company is to
be located in the Hamlet of Pearl River, in the Town of Orangetown, in the County of Rockland, and State of New York.
The Secretary of State shall mail a copy of process against the Company served upon him to One Blue Hill Plaza, Pearl River, New York 10965.

     FIFTH:    1.(A)  Except as otherwise fixed pursuant to
Article SECOND of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the Board of Directors shall consist of not less than 7 or more than 15 persons, the exact number (i) to be 12 persons upon adoption of this Article FIFTH, subject to change exclusively by the Board of Directors as provided in this paragraph 1.(A), and (ii) if to be changed from 12 persons to some other number not less than 7 or more than 15 persons subsequent to adoption of this Article FIFTH to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). At the annual meeting of the shareholders of the Company at which this Article FIFTH is adopted, the directors (other than those who may be elected by the holders of any class or series of Preferred Stock having a preference over Common Stock as to dividends or upon liquidation) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1990, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the shareholders of the Company following the annual meeting of shareholders of the Company at which this Article FIFTH is adopted, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The election of directors need not be by ballot.

     (B) Except as otherwise fixed pursuant to the provisions of Article SECOND of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even if less than a quorum of the Board of Directors. If any applicable provision of New York law expressly confers power on shareholders to fill such a directorship at a special meeting of shareholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 80 percent of the combined voting power of the then-outstanding shares of Voting Stock. Any director elected in accordance with the two preceding sentences shall hold office until the next annual meeting of shareholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     (C) Subject to the rights of the holders of any class or series of Preferred Stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class (it being understood that for all purposes of this Article FIFTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article SECOND of this Certificate of Incorporation or any Preferred Stock Designation).

     (D) The Board of Directors of the Company, when evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the Company or any subsidiary, (ii) merge or consolidate the Company or any subsidiary with another Company or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company or any subsidiary, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration not only to the price or other consideration being offered but also to all other relevant factors, including without limitation, (i) the financial and managerial resources and future prospects of the offeror; (ii) the possible effects on the business of the Company and its subsidiaries and on the employees, ratepayers and other customers, suppliers and creditors of the Company and its subsidiaries; and (iii) the possible effects on the communities in which the facilities of the Company and its subsidiaries are located. In evaluating any such offer, the Board of Directors shall be deemed to be performing its duly authorized duties and acting in good faith and in the best interests of the Company.

     2. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to (i) alter, amend or repeal this Article FIFTH, or any provision hereof, or (ii) alter, amend or repeal any provision of the By-Laws which is to the same effect as Article FIFTH, or any provision hereof.

     3.   For the purposes of this Article FIFTH:

     (A) The term "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Company entitled to vote generally in the election of directors of the Company, in each case voting together as a single class.

     (B) The term "Preferred Stock Designation" shall mean any designation of the rights, powers and preferences of any class or series of the Preferred Stock or the Preference Stock of the Company made pursuant to Article SECOND of the Certificate of Incorporation of the Company.

     SIXTH:    The Secretary of State is designated as the agent
of the Company upon whom process in any action or proceeding against it may be served.

     SEVENTH: The territory in which the operations of the Company are to be carried on are all the Counties in the State of New York.

     EIGHTH:   The vote of the shareholders of the Company
required to approve any Business Combination shall be as set forth in this Article EIGHTH. The term "Business Combination" shall have the meaning ascribed to it in paragraph 1.(B) of this Article EIGHTH. Each other capitalized term shall have the meaning ascribed to it in paragraph 3 of this Article EIGHTH.

     1.(A) In addition to any affirmative vote required by law or this Certificate of Incorporation and except as otherwise expressly provided in paragraph 2 of this Article EIGHTH:

          (1) any merger or consolidation of the Company or any Subsidiary with (i) any Interested Shareholder or
               (ii) any other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Company or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

          (3) the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder inexchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Company or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the Company or a Subsidiary; or

          (4) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (5) any transaction involving the Company or any Subsidiary (whether or not with or into or otherwise involving an Interested Shareholder), and including, without limitation, any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any self tender offer for or repurchase of securities of the Company by the Company or any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of the Voting Stock, in each case voting together as a single class (it being understood that for purposes of this Article EIGHTH each share of the Voting Stock shall have the number of votes granted to it pursuant to Article SECOND of this Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to said Article SECOND (a "Preferred Stock Designation"), which vote shall include the affirmative vote of at least two-thirds (2/3) of the combined voting power of the outstanding shares of Voting Stock held by shareholders other than the Interested Shareholder. Such affirmative vote shall be required notwithstanding any provision of law or any other provision of this Certificate of Incorporation or any agreement with any national securities exchange or otherwise which might permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any class or series of Voting Stock pursuant to law, this Certificate of Incorporation or any Preferred Stock Designation.

     (B)  the term "Business Combination" as used in this Article
EIGHTH shall mean any transaction that is referred to in any one or more clauses (1) through (5) of paragraph 1.(A) of this Article EIGHTH.

     2. The provisions of paragraph 1.(A) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, any other provision of this Certificate of Incorporation, any Preferred Stock Designation and any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the shareholders of the Company solely in their respective capacities as shareholders of the Company, the condition specified in the following paragraph (A) is met, or, in the case of any other Business Combination, the conditions specified in the following paragraph (A) or the conditions specified in the following paragraph (B) are met:

     (A) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

     (B) each of the five conditions specified in the following clauses (1) through (5) shall have been met:

          (1) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(1) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Shareholder has acquired any shares of the Common Stock):

               (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, or

               (ii) the Fair Market Value per share of Common
                    Stock on the Announcement Date or on the Determination Date, whichever is higher, or

              (iii) the amount which bears the same percentage
                    relationship to the Fair Market Value of the Common Stock on the Announcement Date as the highest per share price determined in
                    (B)(1)(i) above bears to the Fair Market
                    Value of the Common Stock on the date of the commencement of the acquisition of the Common Stock by such Interested Shareholder; and

          (2) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of the shares of any class or series of Voting Stock (other than Common Stock) shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of Voting Stock):

               (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or
                    (y) in the transaction in which it became an Interested Shareholder, whichever is higher, or

               (ii) if applicable, the highest preferential
                    amount per share to which the holders of shares of such class of series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or

              (iii) the Fair Market Value per share of such class
                    or series of Voting Stock on the Announcement
                    Date or the Determination Date, whichever is higher, or

               (iv) the amount which bears the same percentage to
                    the Fair Market Value of such class or series of Voting Stock on the Announcement Date as the highest per share price in (B)(2)(i) above bears to the Fair Market Value of such Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Shareholder; and

          (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Shareholder to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

          (4) after such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

               (i) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock of the Company, except as part of the transaction in which it became an Interested Shareholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder or as a result of a pro rata stock dividend or stock split, and

               (ii) such Interested Shareholder shall not have
                    received the benefit, directly or indirectly
                    (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Company or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise, and

              (iii) such Interested Shareholder shall not have
                    caused any material change in the Company's business or capital structure, including, without limitation, the issuance of shares of capital stock of the Company to any third party, and

               (iv) there shall have been (x) no failure to
                    declare and pay at the regular date therefor the full amount of dividends (whether or not cumulative) on any outstanding Preferred Stock except as approved by a majority of the Disinterested Directors, (y) no reduction in the annual rate of dividends paid on Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors and (z) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

          (5) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the Company is then subject to such requirements, shall be mailed by and at the expense of the Interested Shareholder at least thirty days prior to the Consummation Date of such Business Combination to the public shareholders of the Company (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions), and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Disinterested Directors, if any, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public shareholders of the Company (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for their services by the Company upon receipt of such opinion, to be unaffiliated with such Interested Shareholder, and, if there are at the time any Disinterested Directors, to be selected by a majority of the Disinterested Directors).

     3.   For purposes of this Article EIGHTH:

     (A) A "person" shall include, without limitation, any individual, firm, corporation, group (as such term is used in Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1987) or other entity.

     (B) "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then-outstanding shares of Voting
               Stock; or

          (2) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then-outstanding shares of Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (C)  A person shall be a "beneficial owner" of any Voting
Stock:

          (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

          (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 3.(B) of this Article EIGHTH, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such Interested Shareholder through application of paragraph 3.(C) of this Article EIGHTH but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1987.

     (F) "Subsidiary" shall mean any company more than 50 percent of whose outstanding equity securities having ordinary voting power in the election of directors is owned, directly or indirectly, by the Company or by a Subsidiary or by the Company and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 3.(B) of this Article EIGHTH, the term "Subsidiary" shall mean only a company of which a majority of each class or series of capital stock entitled to vote generally in the election of directors of such company is owned, directly or indirectly, by the Company.

     (G) "Disinterested Director" shall mean any member of the Board of Directors of the Company who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     (H) "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period commencing on the 40th day preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the New York Stock Exchange-Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period commencing on the 40th day preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

     (I) In the event of any Business Combination in which the Company survives, the phrase "any consideration other than cash to be received" as used in paragraph 2.(B)(1) and (2) of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

     (J) "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

     (K) "Determination Date" shall mean the date on which the Interested Shareholder became an Interested Shareholder.

     (L) "Consummation Date" shall mean the date of the consummation of the Business Combination.

     (M) The term "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Company entitled to vote generally in the election of directors of the Company, in each case voting together as a single class.

     4. A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article EIGHTH including, without limitation:

     (A)  whether a person is an Interested Shareholder;

     (B) the number of shares of Voting Stock beneficially owned by any person ;

     (C) whether a person is an Affiliate or Associate of another person;

     (D) whether the requirements of paragraph 2.(B) of this Article EIGHTH have been met with respect to any Business
Combination;

     (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair
Market Value of $5,000,000 or more; and

     (F) such other matters with respect to which a determination is required under this Article EIGHTH.

The good faith determination of a majority of the Disinterested
Directors on such matters shall be conclusive and binding for all purposes of this Article EIGHTH.

     5. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     6. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH or to adopt any provisions inconsistent therewith; provided, however, that if there is an Interested Shareholder on the record date for the meeting at which such action is submitted to the shareholders for their consideration, such 80 percent vote must include the affirmative vote of at least two-thirds (2/3) of the combined voting power of the outstanding shares of Voting Stock held by shareholders other than the Interested Shareholder.

     7. Nothing contained in this Article EIGHTH is intended, or shall be construed, to affect any of the relative rights, preferences or limitations, within the meaning of such terms under section 801(b)(12) of the New York Business Corporation Law or any successor statute, of any shares of any authorized class or series thereof of the Company, whether issued or unissued.

     NINTH:    To the fullest extent now or hereafter provided
for or permitted by law, no director of the Company shall be personally liable to the Company or its shareholders for damages for any breach of duty in such capacity. Neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the protection afforded by this Article NINTH to a director of the Company in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article NINTH would have accrued or arisen, prior to such amendment, repeal or adoption."


     IN WITNESS WHEREOF, we hereunto sign our names and affirm
that the statements contained herein are true under the penalties
of perjury this        day of May, 1996.





                         G. D. CALIENDO
                         Senior Vice President




                         CARLA MEYER LOIS
                         Assistant Secretary




















0141.hhc